Exhibit 10.1

AMENDMENT TO THE PURCHASE AND EXCHANGE AGREEMENT

This Amendment to the Purchase and Exchange Agreement (the “Agreement”), dated as of February 19, 2025, is being entered into among Osher Capital Partners, LLC (“Purchaser”), Altbanq Lending LLC (the “Seller”) and American Rebel Holdings, Inc., a Nevada corporation (the “Company”).

WHEREAS, the parties are party to a Purchase and Exchange Agreement (the “PEA”), dated as of November 11, 2024.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. The first sentence of Section 1.4 of the PEA is deleted and replaced with the following:

“At any time while the Note is outstanding, upon one day’s written notice to the Seller and Company, the Purchaser may purchase additional portions of the Note (“Additional Portions”), at one or more closing, by sending an additional closing notice (the form of which is annexed hereto as Exhibit A hereinafter an “Additional Closing Notice”) in the amount set forth in the Additional Note Notice and the Company will exchange such Additional Portions for shares of its Common Stock (“Additional Shares”) as a 3(a)(9) exchange.”

2. The Company has obtained shareholder approval to issue in excess of 19.99% of the shares of common stock outstanding as of the date of the PEA.

3. Except as modified herein, the PEA remains in full force and effect without any waivers or modifications.

4. Within two (2) Business Days after the execution of this Agreement, the Company shall file a form 8-K with the Securities and Exchange Commission, disclosing the material facts related to this Agreement.

5. For a period of fifteen (15) business days after the date of this Agreement (the “Forbearance Period”) and automatically renewing for successive fifteen (15) business day periods as long as Purchaser is actively purchasing additional portions of the Note, the Seller and Company shall not further amend the Note nor allow any payments to be made on account of the Note. Upon two (2) business days written notice, the Seller may accelerate the termination of the Forbearance Period, provided however, any conversions of the Note that were received by the Company prior to the notice of termination shall be honored.

6. This Agreement shall be governed by Article III of the PEA.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Purchase and Exchange Agreement on and as of the date first set forth above.

Osher Capital Partners, LLC		Altbanq Lending LLC
“Purchaser”		“Seller”

/s/ Ari Kluger		/s/ Samuel Twersky

American Rebel Holdings, Inc.
“Company”

/s/ Charles A. Ross, Jr.
By:	Charles A. Ross, Jr.
Its:	CEO